Exhibit 3

New Articles of Association of NDS Group plc

Approved by Shareholders on October 31, 2005

Company number
1950497

THE COMPANIES ACT 1985

A PUBLIC COMPANY LIMITED BY SHARES

NEW

ARTICLES OF ASSOCIATION

OF

NDS GROUP PLC

Adopted at the Annual General Meeting held on October 31, 2005

PRELIMINARY

1.	Table A not to apply

None of the regulations in Table A in the Schedule to the Companies (Tables A to F) Regulations 1985 shall apply to the Company.

2.	Interpretation

(1)	In these articles, unless the contrary intention appears:

(a)	the following definitions apply:

Act	...	means the Companies Act 1985;

these articles	...	means these articles of association, as from time to time altered;

board	...	means the board of directors for the time being of the Company;

communication	...	has the same meaning as in the Electronic Communications Act 2000;

Controlling Shareholder	...
means the holder of such number of the ordinary shares for the time being in issue as confer, on a poll, a majority of the voting rights exercisable at a general meeting of the Company and for this purpose any voting rights attached to any shares held by a company which is a holding company may be aggregated with any voting rights attached to any shares held by a company which is a subsidiary either of that holding company or of any company of which that holding company is itself a subsidiary, at the election of the holders of the relevant shares in accordance with paragraph (b) below;

clear days	...	means, in relation to the period of a notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

committee	...	means a committee of the board;

director	...	means a director for the time being of the Company;

electronic communication	...	has the same meaning as in the Electronic Communications Act 2000;

holder	...	in relation to any share means the member whose name is entered in the register as the holder of that share;

the office	...	means the registered office for the time being of the Company;

paid up	...	means paid up or credited as paid up;

person entitled by transmission	...
means a person whose entitlement to a share in consequence of the death or bankruptcy of a member or of any other event giving rise to its transmission by operation of law has been noted in the register;

register	...	means the register of members of the Company;

seal	...	means any common seal of the Company or any official seal or securities seal which the Company may have or be permitted to have under the Statutes;

secretary	...
means the secretary of the Company or, if there are joint secretaries, any of the joint secretaries and includes an assistant or deputy secretary and any person appointed by the board to perform any of the duties of the secretary of the Company; and

Statutes	...	means the Act and every other statute, statutory instrument, regulation or order for the time being in force concerning companies registered under the Act;

(b)
any election by two or more holders of shares to aggregate their voting rights for the purposes of the above definition of Controlling Shareholder shall be made in writing, shall specify the names of all relevant holders, the number of shares in respect of which voting rights are to be so aggregated, shall contain confirmation as to their being associated as mentioned in the above definition and shall be deposited at the office;

(c)
any other words or expressions defined in the Act (as in force on the date of adoption of these articles) have the same meaning in these articles except that the word “company” includes any body corporate;

(d)	any reference elsewhere in these articles to any statute or statutory provision includes a reference to any modification or re-enactment of it for the time being in force;

(e)
words importing the singular number include the plural number and vice versa, words importing the masculine gender include the feminine gender and words importing persons include bodies corporate and unincorporated associations;

(f)	any reference to writing includes a reference to any method of representing or reproducing words in a legible form;

(g)
any reference to a document being sealed or executed under seal or under the common seal of any body corporate (including the Company) or any similar expression includes a reference to its being executed in any other manner which has the same effect as if it were executed under seal;

(h)	any reference to a meeting shall not be taken as requiring more than one person to be present in person if any quorum requirement can be satisfied by one person;

(i)	any reference to doing something by electronic means includes doing it by an electronic communication; and

(j)
any reference to a signature or something being signed or executed includes an electronic signature or other means of verifying the authenticity of an electronic communication which the board may from time to time approve, a signature printed or reproduced by mechanical or other means, or any stamp or other distinctive marking made by or with the authority of the person required to sign the document to indicate it is approved by such person.

(2)
Subject to the provisions of the Statutes a special or extraordinary resolution shall be effective for any purpose for which an ordinary resolution is expressed to be required and a special resolution shall be effective for any purpose for which an extraordinary resolution is required under these articles.

(3)	Headings to these articles are inserted for convenience only and shall not affect construction.

SHARE CAPITAL

3.	Authorised share capital

(1)
The authorised share capital of the Company at the date of adoption of these articles is £42,000,002 and US$ 1,000,000 divided into 42,000,002 deferred shares of £1 each (“deferred shares”), 48,000,000 Series A ordinary shares of US$0.01 each (“A ordinary shares”) and 52,000,000 Series B ordinary shares of US$0.01 each (“B ordinary shares”).

Ordinary Shares

(2)
The A ordinary shares and the B ordinary shares (together referred to as “ordinary shares”) shall rank pari passu in all respects and shall carry the same rights, including as to participation in the profits and assets of the Company, as if they formed a single class of shares, except as otherwise expressly stated in these articles.

Voting

(3)
On any resolution put to the vote at a general meeting on a show of hands every holder of ordinary shares who is present in person or, not being himself a holder of ordinary shares, by proxy shall have one vote and on any resolution put to the vote on a poll:

(a)	every holder of an A ordinary share who is present in person or by proxy shall have one vote for every such share of which he is the holder; and

(b)	every holder of a B ordinary share who is present in person or by proxy shall have ten votes for every such share of which he is the holder.

Voluntary conversion of B ordinary shares

(4)
A holder of a B ordinary share may at any time convert that share into an A ordinary share by giving notice in writing (a “conversion notice”) to the Company at the office, accompanied by the certificate relating to the B ordinary share. If the certificate relates to more than one B ordinary share, the conversion notice shall specify the number of shares to be so converted. A conversion notice shall have effect on the date on which it is received at the office or on such later date as may be specified in the conversion notice. Once lodged a conversion notice may not be withdrawn without the consent in writing of the Company. Within 28 days after the date on which the conversion has effect, the Company shall send to the holder of the relevant shares, at his own risk, free of charge, a certificate for the appropriate number of A ordinary shares and a new certificate for any unconverted B ordinary shares comprised in any certificate surrendered by him.

Mandatory conversion of B ordinary shares

(5)
A B ordinary share shall automatically be converted into an A ordinary share on the occurrence of a Mandatory Conversion Event (as defined below) in relation to that share. The holder of a B ordinary share shall notify the Company in writing immediately on his becoming aware of such occurrence, but the directors may at any time determine that a Mandatory Conversion Event has occurred on a particular date in relation to any B ordinary share and if they do so their determination shall be conclusive. A holder of a B ordinary share shall promptly provide all such information as the directors may request in writing and is available to him for the purpose of determining whether a Mandatory Conversion Event has occurred and, if so, the date on which it occurred. If a Mandatory Conversion Event occurs in relation to any B ordinary share the holder shall surrender to the Company the certificate relating to that share. Within 28 days of surrender of the certificate, the Company shall send to the holder of the relevant shares, at his own risk, free of charge, a definitive certificate for the appropriate number of A ordinary shares.

For these purposes a “Mandatory Conversion Event” means, in respect of any B ordinary share for the time being in issue, any sale, transfer or other disposal, or any other transaction or event as a result of which that share is not beneficially owned by (i) News Corporation,, or (ii) any company which is a successor to News Corporation by reason of one or more reorganisations or reconstructions or (iii) any undertaking which is for the time being a subsidiary undertaking of News Corporation or any such successor to it.

Other conversion provisions

(6)
On any conversion of a B ordinary share, that share shall be redesignated as an A ordinary share. On the conversion into A ordinary shares of all the B ordinary shares in issue immediately before such conversion all the A ordinary shares (both issued and unissued) and any B ordinary shares as then are unissued shall be automatically redesignated as “ordinary shares”.

Provisions applicable up to conversion

(7)	So long as any B ordinary shares are in issue:

(a)
the Company shall not consolidate, sub-divide or otherwise reorganise either the A ordinary shares or the B ordinary shares unless as a result of such consolidation, sub-division or other reorganisation the par value of each A ordinary share and each B ordinary share remains the same;

(b)	any variation of the special rights attaching to the A ordinary shares or the B ordinary shares shall be deemed to be a variation of the special rights attaching to the other class of ordinary shares;

(c)
the Company shall not allot or issue, or grant (or permit any of its subsidiaries to grant) any right to subscribe for or to convert into, any B ordinary share except to (i) News Corporation or (ii) any company which is a successor to News Corporation by reason of one or more reorganisations or reconstructions or (iii) any undertaking which is for the time being a subsidiary undertaking of News Corporation or any such successor to it or (iv) a nominee for any such person as is referred to in (i) to (iii) of this sub-paragraph; and

(d)
without such consent or sanction on the part of the holders of the A ordinary shares as is required for a variation of the special rights attaching to those shares, the Company shall not allot or issue, or grant (or permit any of its subsidiaries to grant) any right to subscribe for or to convert into, any B ordinary share except as follows:

(i)
on any issue of additional ordinary shares to holders of ordinary shares under article 114 the Company shall issue B ordinary shares to the holders of B ordinary shares at the same time, on the same basis and in the same proportion as it issues A ordinary shares to the holders of A ordinary shares;

(ii)
if the Company offers on a pro rata basis (as nearly as practicable) to holders of ordinary shares any ordinary shares for subscription by way of a rights issue, open offer or similar offer, the Company may offer B ordinary shares to the holders of B ordinary shares at the same time, on the same basis and in the same proportion as it offers A ordinary shares to the holders of A ordinary shares;

(iii)
if the Company or any of its subsidiaries issues or offers to issue on a pro rata basis (as nearly as practicable) to the holders of ordinary shares any securities which confer rights to subscribe for, or to convert into, additional ordinary shares, the Company may make the issue or offer of those securities (or procure the relevant subsidiary to do so) on terms that the additional ordinary shares which may be issued on exercise of such rights by a holder of B ordinary shares shall be B ordinary shares but otherwise such securities shall confer the same rights as those issued or offered to the holders of A ordinary shares and the issue or offer shall be made at the same time, on the same basis and in the same proportion as that made to the holders of A ordinary shares; or

(iv)	pursuant to article 113.

Deferred shares

(8)	The deferred shares shall have the following rights and be subject to the following restrictions:

(a)
a deferred share shall entitle its holder on a return of capital on a winding up (but not otherwise) to repayment of the amount paid up on that share but only after the payment or repayment to each holder of an ordinary share of a sum equal to the capital paid up on that share plus an additional sum of US$ 1,000,000 (or the sterling equivalent of that sum, calculated at the date of payment); and

(b)
a deferred share shall not entitle its holder to receive any dividend or other distribution out of the profits or assets of the Company or to receive notice of, or to attend or vote at, any general meeting of the Company.

4.	Rights attached to shares

Subject to the provisions of the Statutes and to the rights conferred on the holders of any other shares, any share may be issued with or have attached to it such rights and restrictions as the Company may by ordinary resolution decide or, if no such resolution is in effect or so far as the resolution does not make specific provision, as the board may decide.

5.	Unissued shares

Subject to the provisions of the Statutes, these articles and any resolution of the Company, the board may offer, allot (with or without conferring a right of renunciation), grant options over or otherwise deal with or dispose of any unissued shares (whether forming part of the original or any increased capital) to such persons, at such times and generally on such terms as the board may decide.

6.	Authority to allot relevant securities

The Company may from time to time pass an ordinary resolution referring to this article and authorising, in accordance with section 80 of the Act, the board to exercise all the powers of the Company to allot relevant securities and:

(a)
on the passing of the resolution the board shall be generally and unconditionally authorised to allot relevant securities (as defined for the purposes of that section) up to the nominal amount specified in the resolution; and

(b)	unless previously revoked the authority shall expire on the day specified in the resolution (not being more than five years after the date on which the resolution is passed),

but any authority given under this article shall allow the Company, before the authority expires, to make an offer or agreement which would or might require relevant securities to be allotted after it expires.

7.	Dis-application of pre-emption rights

(1)
Subject to the board being generally authorised to allot relevant securities in accordance with section 80 of the Act, the Company may from time to time resolve by a special resolution referring to this article that the board be given power to allot equity securities for cash and, on the passing of the resolution, the board shall have power to allot (pursuant to that authority) equity securities for cash as if section 89(1) of the Act did not apply to the allotment, and unless previously revoked that power shall expire on the date (if any) specified in the special resolution or, if no date is specified, at the conclusion of the next annual general meeting of the Company but the Company may before the power expires make an offer or agreement which would or might require equity securities to be allotted after it expires.

(2)	For the purposes of this article “equity security” and “relevant share” have the meanings given to them in section 94 of the Act.

8.	Power to pay commission and brokerage

The Company may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by the Statutes.

9.	Power to increase, consolidate, sub-divide and cancel shares

(1)	Subject to any rights conferred on the holders of any class of shares, the Company may by ordinary resolution:

(a)	increase its capital by the creation of new shares of such amount as the resolution prescribes;

(b)	consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

(c)
sub-divide its shares, or any of them, into shares of smaller amount than is fixed by the memorandum of association or these articles, but so that the proportion between the amount paid up and the amount (if any) not paid up on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived; and

(d)
cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

(2)
A resolution by which any share is sub-divided may determine that, as between the holders of the shares resulting from the sub-division, one or more of the shares may have such preferred or other special rights, or may have such qualified or deferred rights or be subject to such restrictions, as compared with the other or others, as the Company has power to attach to new shares.

(3)
If as a result of any consolidation of shares any members would become entitled to fractions of a share, the board may deal with the fractions as it thinks fit and in particular may (on behalf of those members) sell the shares representing the fractions to any person (including, subject to the provisions of the Statutes, the Company) and distribute the net proceeds of sale in due proportion among those members (except that any proceeds less than a sum fixed by the board may be retained for the benefit of the Company). For the purpose of any such sale the board may authorise some person to transfer the shares to or as directed by the purchaser, who shall not be bound to see to the application of the purchase money; nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings relating to the sale.

10.	Power to issue redeemable shares

Subject to the provisions of the Statutes any share may be issued which is to be redeemed or is liable to be redeemed at the option of the Company or the shareholder.

11.	Power to purchase own shares

Subject to the provisions of the Statutes and to any rights conferred on the holders of any class of shares, the Company may purchase all or any of its shares of any class, including any redeemable shares.

12.	Power to reduce capital

Subject to the provisions of the Statutes and to any rights conferred on the holders of any class of shares, the Company may by special resolution reduce its share capital, any capital redemption reserve and any share premium account in any way.

13.	Trusts not recognised

Except as required by law or these articles, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or required to recognise (even when having notice of it) any interest in or in respect of any share, except the holder’s absolute right to the entirety of the share.

VARIATION OF RIGHTS

14.	Variation of rights

(1)
Whenever the capital of the Company is divided into different classes of shares, all or any of the rights for the time being attached to any class of shares in issue may from time to time (whether or not the Company is being wound up) be varied with the consent in writing of the holders of three-fourths in nominal value of the issued shares of that class or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of those shares.

(2)
All the provisions of these articles relating to general meetings of the Company or to the proceedings at general meetings shall apply, mutatis mutandis, to every such separate general meeting, except that:

(a)	the necessary quorum at any such meeting (other than an adjourned meeting) shall be two persons holding or representing by proxy at least one-third in nominal amount of the issued shares of the class;

(b)	at an adjourned meeting the necessary quorum shall be one person holding shares of the class or his proxy;

(c)	every holder of shares of the class shall, on a poll, have one vote in respect of every share of the class held by him; and

(d)	a poll may be demanded by any one holder of shares of the class whether present in person or by proxy.

(3)
Unless otherwise expressly provided by the terms of their issue, the rights attached to any class of shares shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with them.

SHARE CERTIFICATES

15.	Issue of certificates

(1)
A person whose name is entered in the register as the holder of any shares shall be entitled (unless the conditions of issue otherwise provide) to receive one certificate for those shares, or one certificate for each class of those shares and, if he transfers part of the shares, represented by a certificate in his name, to receive a new certificate for the balance of those shares.

(2)
In the case of joint holders, the Company shall not be bound to issue more than one certificate for all the shares in any particular class registered in their joint names, and delivery of a certificate for a share to any one of the joint holders shall be sufficient delivery to all.

(3)
Every share certificate shall be issued under seal (by affixing the seal to, or printing the seal or a representation of it on, the certificate) and shall specify the number and class of the shares to which it relates and the amount or respective amounts paid up on the shares.

16.	Charges for and replacement of certificates

(1)	Except as expressly provided to the contrary in these articles, no fee shall be charged for the issue of a share certificate.

(2)	Any two or more certificates representing shares of any one class held by any member may at his request be cancelled and a single new certificate issued.

(3)
If any member surrenders for cancellation a certificate representing shares held by him and requests the Company to issue two or more certificates representing those shares in such proportions as he may specify, the board may, if it thinks fit, comply with the request on payment of such fee (if any) as the board may decide.

(4)
If a certificate is damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same shares may be issued on compliance with such conditions as to evidence and indemnity as the board may think fit and on payment of any exceptional expenses of the Company incidental to its investigation of the evidence and, if damaged or defaced, on delivery up of the old certificate.

(5)
In the case of joint holders of a share a request for a new certificate under any of the preceding paragraphs of this article may be made by any one of the joint holders unless the certificate is alleged to have been lost, stolen or destroyed.

LIEN ON SHARES

17.	Lien on partly paid shares

(1)
The Company shall have a first and paramount lien on every share (not being a fully paid share) for all amounts payable (whether or not due) in respect of that share. The lien shall extend to every amount payable in respect of that share.

(2)
The board may at any time either generally or in any particular case declare any share to be wholly or partly exempt from the provisions of this article. Unless otherwise agreed, the registration of a transfer of a share shall operate as a waiver of the Company’s lien (if any) on that share.

18.	Enforcement of lien

(1)
The Company may sell any share subject to a lien in such manner as the board may decide if an amount payable on the share is due and is not paid within fourteen clear days after a notice has been served on the holder or any person entitled by transmission to the share demanding payment of that amount and giving notice of intention to sell in default.

(2)
To give effect to any sale under this article, the board may authorise some person to transfer the share sold to, or in accordance with the directions of, the purchaser and the transferee shall not be bound to see to the application of the purchase money nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings connected with the sale.

(3)
The net proceeds of the sale, after payment of the costs, shall be applied in or towards satisfaction of the amount due and any residue shall (subject to a like lien for any amounts not presently due as existed on the share before the sale), on surrender of the certificate for the shares sold, be paid to the holder or person entitled by transmission to the share immediately before the sale.

CALLS ON SHARES

19.	Calls

(1)
Subject to the terms of allotment, the board may make calls on the members in respect of any moneys unpaid on their shares (whether in respect of nominal amount or premium) and each member shall (subject to his receiving at least fourteen clear days’ notice specifying when and where payment is to be made) pay to the Company as required by the notice the amount called on his shares. A call may be revoked or postponed as the board may decide.

(2)	Any call may be made payable in one sum or by instalments and shall be deemed to be made at the time when the resolution of the board authorising that call is passed.

(3)	A person on whom a call is made shall remain liable for it notwithstanding the subsequent transfer of the share in respect of which the call is made.

(4)	The joint holders of a share shall be jointly and severally liable for the payment of all calls in respect of that share.

20.	Interest on calls

If a call is not paid before or on the due date for payment, the person from whom it is due shall pay interest on the amount unpaid, from the due date for payment to the date of actual payment, at such rate as the board may decide, but the board may waive payment of the interest, wholly or in part.

21.	Sums treated as calls

A sum which by the terms of allotment of a share is payable on allotment, or at a fixed time, or by instalments at fixed times, shall for all purposes of these articles be deemed to be a call duly made and payable on the date or dates fixed for payment and, in case of non-payment, the provisions of these articles shall apply as if that sum had become payable by virtue of a call.

22.	Power to differentiate

On any issue of shares the board may make arrangements for a difference between the allottees or holders of the shares in the amounts and times of payment of calls on their shares.

23.	Payment of calls in advance

The board may, if it thinks fit, receive all or any part of the moneys payable on a share beyond the sum actually called up on it if the holder is willing to make payment in advance and, on any moneys so paid in advance, may (until they would otherwise be due) pay interest at such rate as may be agreed between the board and the member paying the sum in advance.

FORFEITURE OF SHARES

24.	Notice of unpaid calls

(1)
If the whole or any part of any call or instalment remains unpaid on any share after the due date for payment, the board may serve a notice on the holder requiring him to pay so much of the call or instalment as remains unpaid, together with any accrued interest.

(2)
The notice shall state a further day, being not less than fourteen clear days from the date of the notice, on or before which, and the place where, payment is to be made and shall state that, in the event of non-payment on or before the day and at the place appointed, the share in respect of which the call was made or instalment is payable will be liable to be forfeited.

(3)	The board may accept a surrender of any share liable to be forfeited.

25.	Forfeiture on non-compliance with notice

(1)
If the requirements of a notice served under the preceding article are not complied with, any share in respect of which it was given may (before the payment required by the notice is made) be forfeited by a resolution of the board. The forfeiture shall include all dividends declared and other moneys payable in respect of the forfeited share and not actually paid before the forfeiture.

(2)
If a share is forfeited, notice of the forfeiture shall be given to the person who was the holder of the share or (as the case may be) the person entitled to the share by transmission and an entry that notice of the forfeiture has been given, with the relevant date, shall be made in the register; but no forfeiture shall be invalidated by any omission to give such notice or to make such entry.

26.	Power to annul forfeiture or surrender

The board may, at any time before the forfeited or surrendered share has been sold, re-allotted or otherwise disposed of, annul the forfeiture or surrender upon payment of all calls and interest due on or incurred in respect of the share and on such further conditions (if any) as it thinks fit.

27.	Disposal of forfeited or surrendered shares

(1)
Every share which is forfeited or surrendered shall become the property of the Company and (subject to the provisions of the Statutes) may be sold, re-allotted or otherwise disposed of, upon such terms and in such manner as the board shall decide either to the person who was before the forfeiture the holder of the share or to any other person and whether with or without all or any part of the amount previously paid up on the share being credited as so paid up. The board may for the purposes of a disposal authorise some person to transfer the forfeited or surrendered share to, or in accordance with the directions of, any person to whom the same has been sold or disposed of.

(2)
A statutory declaration by a director or the secretary that a share has been forfeited or surrendered on a specified date shall, as against all persons claiming to be entitled to the share, be conclusive evidence of the facts stated in it and shall (subject to the execution of any necessary transfer) constitute a good title to the share. The new holder of the share shall not be bound to see to the application of the consideration for the disposal (if any) nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings connected with the forfeiture, surrender, sale, re-allotment or disposal of the share.

28.	Arrears to be paid notwithstanding forfeiture or surrender

A person any of whose shares have been forfeited or surrendered shall cease to be a member in respect of the forfeited or surrendered share and shall surrender to the Company for cancellation the certificate for the share forfeited or surrendered, but shall remain liable (unless payment is waived in whole or in part by the board) to pay to the Company all moneys payable by him on or in respect of that share at the time of forfeiture or surrender, together with interest from the time of forfeiture or surrender until payment at such rate as the board shall decide, in the same manner as if the share had not been forfeited or surrendered. He shall also be liable to satisfy all the claims and demands (if any) which the Company might have enforced in respect of the share at the time of forfeiture or surrender. No deduction or allowance shall be made for the value of the share at the time of forfeiture or surrender or for any consideration received on its disposal.

UNTRACED MEMBERS

29.	Sale of shares of untraced members

(1)	The Company may sell any share of a member, or any share to which a person is entitled by transmission, if:

(a)	during a period of twelve years at least three cash dividends have become payable in respect of the share to be sold;

(b)
during that period no cash dividend payable in respect of the share has been claimed, no warrant or cheque in respect of the share sent to the address and in the manner provided by these articles for sending such payments has been cashed and no communication has been received by the Company from the member or the person entitled by transmission to the share;

(c)
on or after the expiry of that period of twelve years the Company has published an advertisement in a newspaper circulating in the area in which the address referred to in sub-paragraph (b) is located, giving notice of its intention to sell the share; and

(d)
during the period of three months following the publication of that advertisement and after that period until the exercise of the power to sell the share, the Company has not received any communication from the member or the person entitled by transmission to the share.

(2)
The Company’s power of sale shall extend to any further share which, on or before the date of publication of the advertisement pursuant to sub-paragraph (1)(c) above, is issued in right of a share to which paragraph (1) applies (or in right of any share to which this paragraph applies) if the conditions set out in sub-paragraphs (1)(b) to (d) are satisfied in relation to the further share (but as if the references to a period of twelve years were references to a period beginning on the date of allotment of the further share and ending on the date of publication of the first of the advertisements referred to above).

(3)
To give effect to any sale, the board may authorise some person to transfer the share to, or in accordance with the directions of the purchaser and the new holder of the share shall not be bound to see to the application of the purchase money; nor shall his title to the share be affected by any irregularity in, or invalidity of, the proceedings connected with the sale.

30.	Application of proceeds of sale

(1)
The Company shall account to the person entitled to the share at the date of sale for a sum equal to the net proceeds of sale and shall be deemed to be his debtor, and not a trustee for him, in respect of them.

(2)
Pending payment of the net proceeds of sale to such person, the proceeds may either be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company, if any) as the board may from time to time decide.

(3)	No interest shall be payable in respect of the net proceeds and the Company shall not be required to account for any moneys earned on the net proceeds.

TRANSFER OF SHARES

31.	Form of transfer

(1)	Subject to the restrictions in these articles, any member may transfer all or any of his shares by an instrument of transfer in any usual form or in any other form which the board may approve.

(2)	The instrument of transfer of a share shall be signed by or on behalf of the transferor and (except in the case of a fully paid share) by or on behalf of the transferee.

(3)	The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the register in respect of the share.

32.	Right to refuse to register transfers

(1)	The board may, in its absolute discretion and without giving any reason for its decision, refuse to register any transfer of a share which is not fully paid up or on which the Company has a lien.

(2)	The board may also refuse to register any transfer unless it is:

(a)	in respect of only one class of shares;

(b)	in favour of no more than four transferees;

(c)	left at the office, or at such other place as the board may decide, for registration; and

(d)
accompanied by the certificate for the shares to be transferred and such other evidence (if any) as the board may reasonably require to prove the title of the intending transferor or his right to transfer the shares.

(3)	If the board refuses to register a transfer of a share, it shall, within two months after the date on which the transfer was lodged, send to the transferee notice of the refusal.

33.	No fee payable

No fee shall be charged for registration of a transfer or other document or instruction relating to or affecting the title to any share.

34.	Retention of instruments

All instruments of transfer which are registered may be retained by the Company, but any instrument of transfer which the board refuses to register shall (except in any case where fraud or any other crime involving dishonesty is suspected in relation to such transfer) be returned to the person presenting it.

35.	Power to suspend registration of transfers

The registration of transfers of shares or of any class of shares may be suspended at such times and for such periods (not exceeding thirty days in any year) as the board may decide.

36.	Renunciations

Nothing in these articles shall preclude the board from recognising a renunciation of the allotment of any share by the allottee in favour of some other person.

TRANSMISSION OF SHARES

37.	Transmission on death

If a member dies, the survivor, where the deceased was a joint holder, and his personal representatives where he was a sole or the only surviving holder, shall be the only person or persons recognised by the Company as having any title to his shares; but nothing in these articles shall release the estate of a deceased holder from any liability in respect of any share held by him solely or jointly.

38.	Election of person entitled by transmission

(1)
A person becoming entitled to a share in consequence of the death or bankruptcy of a member or of any other event giving rise to a transmission by operation of law may, on producing such evidence as the board may require and subject as provided in this article, elect either to be registered himself as the holder of the share or to have some person nominated by him registered as the holder of the share.

(2)
If he elects to be registered himself, he shall give to the Company a notice signed by him to that effect. If he elects to have another person registered, he shall execute a transfer of the share to that person.

(3)
All the provisions of these articles relating to the transfer of shares shall apply to the notice or instrument of transfer as if it were an instrument of transfer signed by the person from whom the title by transmission is derived and the event giving rise to such transmission had not occurred.

39.	Rights of person entitled by transmission

(1)
A person becoming entitled to a share in consequence of a death or bankruptcy or of any other event giving rise to a transmission by operation of law shall have the right to receive and give a discharge for any dividends or other moneys payable in respect of the share and shall have the same rights in relation to the share as he would have if he were the holder except that, until he becomes the holder, he shall not be entitled to attend or vote at any meeting of the Company or any separate general meeting of the holders of any class of shares in the Company.

(2)
The board may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and, if after ninety days the notice has not been complied with, the board may withhold payment of all dividends or other moneys payable in respect of the share until the requirements of the notice have been complied with.

DISCLOSURE OF INTERESTS IN SHARES

40.	Disclosure of interests in shares

(1)
This article applies where the Company gives to the holder of a share or to any person appearing to be interested in a share a notice requiring any of the information mentioned in section 212 of the Act (a “section 212 notice”).

(2)
If a section 212 notice is given by the Company to a person appearing to be interested in any share, a copy shall at the same time be given to the holder, but the accidental omission to do so or the non-receipt of the copy by the holder shall not prejudice the operation of the following provisions of this article.

(3)
If the holder of, or any other person appearing to be interested in, any share has been served with a section 212 notice and, in respect of that share (a “default share”), has been in default for a period of 14 days after the date of service of the section 212 notice in supplying to the Company the information required by that notice, the board may decide that all or some of the restrictions referred to below shall apply in respect of the default share. Those restrictions shall continue until:

(a)	the date seven days after the date on which the board is satisfied that the default is remedied; or

(b)	the board decides to waive those restrictions, in whole or in part.

(4)	The restrictions referred to above are that the holder of a default share shall not be entitled, in respect of that share:

(a)	to attend or to vote, either personally or by proxy, at any general meeting or at any separate general meeting of the holders of any class of shares in the Company; or

(b)	to receive any dividend or other distribution; or

(c)	to transfer or agree to transfer that share or any rights in it.

(5)
If any dividend or other distribution is withheld under paragraph (4)(b) above, the member shall be entitled to receive it as soon as practicable after the restrictions contained in paragraph (4)(b) cease to apply.

(6)
If, while any of the restrictions referred to above apply to a share, another share is allotted in right of it (or in right of any share to which this paragraph applies), the same restrictions shall apply to that other share as if it were a default share. For this purpose, shares which the Company allots, or procures to be offered, pro rata (disregarding fractional entitlements and shares not offered to certain members by reason of legal or practical problems associated with issuing or offering shares outside the United Kingdom) to holders of shares of the same class as the default share shall be treated as shares allotted in right of existing shares from the date on which the allotment is unconditional or, in the case of shares so offered, the date of the acceptance of the offer.

(7)
For the purposes of this article a person shall be treated as appearing to be interested in any share if the Company has given to the member holding such share a section 212 notice and either (i) the member has named the person as being interested in the share or (ii) (after taking into account any response to any section 212 notice and any other relevant information) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the share.

(8)
The provisions of this article are without prejudice to the provisions of section 216 of the Act and, in particular, the Company may apply to the court under section 216(1) whether or not these provisions apply or have been applied.

GENERAL MEETINGS

41.	Annual general meetings

The board shall convene and the Company shall hold annual general meetings in accordance with the requirements of the Statutes.

42.	Extraordinary general meetings

All general meetings other than annual general meetings shall be called extraordinary general meetings.

43.	Convening of extraordinary general meetings

(1)	The board may convene an extraordinary general meeting whenever it thinks fit.

(2)	An extraordinary general meeting may also be convened in accordance with article 83.

(3)
An extraordinary general meeting shall also be convened by the board on the requisition of members pursuant to the provisions of the Statutes or, in default, may be convened by such requisitionists, as provided by the Statutes.

(4)
The board shall comply with the provisions of the Statutes regarding the giving and the circulation, on the requisition of members, of notices of resolutions and of statements with respect to matters relating to any resolution to be proposed or business to be dealt with at any general meeting of the Company.

NOTICE OF GENERAL MEETINGS

44.	Length and form of notice

(1)
An annual general meeting and an extraordinary general meeting called for the passing of a special resolution or a resolution of which special notice is required by the Statutes or a resolution appointing any person (other than a retiring director) as a director shall be called by not less than twenty-one clear days’ notice. All other extraordinary general meetings shall be called by not less than fourteen clear days’ notice.

(2)	The notice shall specify the place, day and time of the meeting, and the general nature of the business to be transacted.

(3)
Notice of every general meeting shall be given to all members other than any who, under the provisions of these articles or the terms of issue of the shares they hold, are not entitled to receive such notices from the Company, and also to the auditors (or, if more than one, each of them) and to each director.

45.	Omission or non-receipt of notice

The accidental omission to give notice of a meeting to, or the non-receipt of notice by, any person entitled to receive the notice shall not invalidate the proceedings of that meeting.

PROCEEDINGS AT GENERAL MEETINGS

46.	Quorum

(1)	No business shall be transacted at any general meeting unless the requisite quorum is present when the meeting proceeds to business.

(2)	Except as otherwise provided by these articles two members present in person or by proxy shall be a quorum.

(3)
If within fifteen minutes from the time appointed for the holding of a general meeting a quorum is not present, the meeting, if convened on the requisition of members, shall be dissolved. In any other case, it shall stand adjourned to the same day in the next week (or, if that day is a holiday, to the next working day) and at the same time and place, as the original meeting, or, subject to article 51(4), to such other day, and at such other time and place, as the board may decide.

(4)	If at an adjourned meeting a quorum is not present within fifteen minutes from the time fixed for holding the meeting, the meeting shall be dissolved.

47.	Security

The board may make any security arrangements which it considers appropriate relating to the holding of a general meeting of the Company or a separate general meeting of the holders of any class of shares of the Company, including, without limitation, arranging for any person attending a meeting to be searched and for items of personal property which may be taken into a meeting to be restricted. A director or the secretary may refuse entry to a meeting to any person who refuses to comply with any such arrangements.

48.	Chairman

At each general meeting, the chairman of the board or, if he is absent or unwilling, the deputy chairman (if any) of the board or (if more than one deputy chairman is present and willing) the deputy chairman who has been longest in such office or, if no deputy chairman is present and willing, that one of the other directors who is appointed for the purpose by the board or (failing appointment by the board), by the members present, shall preside as chairman of the meeting, but if no director is present within fifteen minutes after the time fixed for holding the meeting or, if none of the directors present is willing to preside, the members present and entitled to vote shall choose one of their number to preside as chairman of the meeting.

49.	Directors entitled to attend and speak

Whether or not he is a member, a director shall be entitled to attend and speak at any general meeting of the Company and at any separate general meeting of the holders of any class of shares of the Company.

50.	Resolutions and amendments

(1)
Subject to the Statutes, a resolution may only be put to the vote at a general meeting if the chairman of the meeting in his absolute discretion decides that the resolution may properly be regarded as within the scope of the meeting.

(2)
In the case of a resolution to be proposed as a special or extraordinary resolution no amendment may be made, at or before the time at which the resolution is put to the vote, to the form of the resolution as set out in the notice of meeting, except to correct a patent error or as may otherwise be permitted by law.

(3)	In the case of a resolution to be proposed as an ordinary resolution no amendment may be made, at or before the time at which the resolution is put to the vote, unless:

(a)
in the case of an amendment to the form of the resolution as set out in the notice of meeting, written notice of the intention to move the amendment is lodged at the office no later than 48 hours before the time fixed for the holding of the relevant meeting; or

(b)	in any case, the chairman of the meeting in his absolute discretion otherwise decides that the amendment or amended resolution may properly be put to the vote.

The giving of written notice under subparagraph (a) above shall not prejudice the power of the chairman of the meeting to rule the amendment out of order.

(4)	With the consent of the chairman of the meeting, a person who proposes an amendment to a resolution may withdraw it before it is put to the vote.

(5)
If the chairman of the meeting rules a resolution or an amendment to a resolution admissible or out of order (as the case may be), the proceedings of the meeting or on the resolution in question shall not be invalidated by any error in his ruling. Any ruling by the chairman of the meeting in relation to a resolution or an amendment to a resolution shall be final and conclusive.

51.	Adjournment

(1)	With the consent of any meeting at which a quorum is present the chairman of the meeting may (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place.

(2)
In addition, the chairman of the meeting may at any time without the consent of the meeting adjourn the meeting (whether or not it has commenced or a quorum is present) to another time and/or place if, in his opinion, it would facilitate the conduct of the business of the meeting to do so.

(3)	Nothing in this article shall limit any other power vested in the chairman to adjourn the meeting.

(4)
Whenever a meeting is adjourned for thirty days or more or sine die, at least fourteen clear days’ notice of the adjourned meeting shall be given in the same manner as in the case of the original meeting but otherwise no person shall be entitled to any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting.

(5)	No business shall be transacted at any adjourned meeting other than the business which might have been transacted at the meeting from which the adjournment took place.

52.	Accommodation of persons at meeting

If it appears to the chairman that the place of the meeting specified in the notice convening the meeting is inadequate to accommodate all persons entitled and wishing to attend, the meeting is duly constituted and its proceedings are valid if the chairman is satisfied that adequate facilities are available, whether at the place of the meeting or elsewhere, to ensure that each such person who is unable to be accommodated at the place of the meeting is able to participate in the business for which the meeting has been convened and to hear and see all persons present who speak, whether by the use of microphones, loud-speakers, audio-visual communications equipment or otherwise (whether in use when these articles are adopted or developed subsequently).

53.	Method of voting and demand for poll

(1)
At a general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless (before, or immediately after the declaration of the result of, the show of hands or on the withdrawal of any other demand for a poll) a poll is demanded by:

(a)	the chairman of the meeting; or

(b)	at least five members present in person or by proxy having the right to vote on the resolution; or

(c)	a member or members present in person or by proxy representing in aggregate not less than one-tenth of the total voting rights of all the members having the right to vote on the resolution; or

(d)
a member or members present in person or by proxy holding shares conferring the right to vote on the resolution on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right;

and a demand for a poll by a person as proxy for a member shall be as valid as if the demand were made by the member himself.

(2)	No poll may be demanded on the appointment of a chairman of the meeting.

(3)
A demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman of the meeting and the demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

(4)
Unless a poll is demanded (and the demand is not withdrawn), a declaration by the chairman of the meeting that a resolution has been carried, or carried unanimously, or has been carried by a particular majority, or lost, or not carried by a particular majority, shall be conclusive, and an entry to that effect in the minutes of the meeting shall be conclusive evidence of that fact, without proof of the number or proportion of the votes recorded in favour of or against the resolution.

(5)	The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

54.	How poll to be taken

(1)
If a poll is demanded (and the demand is not withdrawn), it shall be taken at such time (either at the meeting at which the poll is demanded or within thirty days after the meeting), at such place and in such manner (including by electronic means) as the chairman of the meeting shall direct and he may appoint scrutineers (who need not be members).

(2)	A poll demanded on a question of adjournment shall be taken at the meeting without adjournment.

(3)	It shall not be necessary (unless the chairman of the meeting otherwise directs) for notice to be given of a poll whether taken at or after the meeting at which it was demanded.

(4)	On a poll votes may be given either personally or by proxy and a member entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

(5)	The result of the poll shall be deemed to be a resolution of the meeting at which the poll was demanded.

55.	Chairman’s casting vote

In the case of an equality of votes, either on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place, or at which the poll is demanded, as the case may be, shall be entitled to a further or casting vote in addition to any other vote or votes to which he may be entitled.

VOTES OF MEMBERS

56.	Voting rights

Subject to the provisions of these articles and to any special rights or restrictions as to voting for the time being attached to any shares:

(a)	on a show of hands, every member who is present in person or by proxy, not being himself a member, shall have one vote; and

(b)	on a poll, every member who is present in person or by proxy shall have one vote for every share of which he is the holder.

57.	Representation of corporations

Any corporation which is a member of the Company may, by resolution of its directors or other governing body, authorise any person to act as its representative at any meeting of the Company or of any class of members of the Company; and the representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member present at the meeting in person, including (without limitation) power to vote on a show of hands or on a poll and to demand or concur in demanding a poll. But the board or any director or the secretary may (but shall not be bound to) require evidence of the authority of any such representative.

58.	Voting rights of joint holders

If more than one of the joint holders of a share tenders a vote on the same resolution, whether personally or by proxy, the vote of the senior who tenders a vote shall be accepted to the exclusion of the vote(s) of the other joint holder(s); and for this purpose seniority shall be determined by the order in which the names stand in the register in respect of the relevant share.

59.	Voting rights of members incapable of managing their affairs

A member in respect of whom an order has been made by any court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by his receiver, curator bonis or other person in the nature of a receiver or curator bonis appointed by that court, and the receiver, curator bonis or other person may, on a poll, vote by proxy. Evidence to the satisfaction of the board of the authority of the person claiming the right to vote shall be produced at the office (or at such other place as may be specified for the deposit of instruments appointing a proxy) not later than the last time by which an instrument appointing a proxy must be deposited in order to be valid for use at the meeting or adjourned meeting or on the holding of the poll at or on which that person proposes to vote and, in default, the right to vote shall not be exercisable.

60.	Voting rights suspended where sums overdue

Unless the board otherwise decides, a member shall not be entitled to vote, either in person or by proxy, at any general meeting or at any separate general meeting of the holders of any class of shares in the Company in respect of any share held by him unless all calls and other sums presently payable by him in respect of that share have been paid.

61.	Objections to admissibility of votes

No objection shall be raised as to the admissibility of any vote except at the meeting or adjourned meeting or poll at which the vote objected to is or may be given or tendered, and every vote not disallowed at such meeting or poll shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting, whose decision shall be final and conclusive.

PROXIES

62.	Proxies

(1)	A proxy need not be a member of the Company and a member may appoint more than one proxy to attend on the same occasion.

(2)	Deposit of an instrument of proxy shall not preclude a member from attending and voting in person at the meeting or on the poll concerned.

(3)	No instrument of proxy shall be valid except for the meeting mentioned in it and any adjournment of that meeting (including on any poll demanded at the meeting or any adjourned meeting).

63.	Form of proxy

(1)	An instrument appointing a proxy shall be in any usual or common form or any other form which the board shall from time to time approve or accept.

(2)
The instrument appointing a proxy shall be in writing signed by the appointor, or his agent duly authorised in writing, or, if the appointor is a corporation, shall either be executed under its common seal or be signed by some agent or officer authorised for that purpose. The board may, but shall not be bound to, require evidence of the authority of any such agent or officer.

(3)	The signature on the instrument of proxy need not be witnessed.

64.	Deposit of proxy

(1)	The instrument appointing a proxy:

(a)
shall be deposited at the office (or at such other place as may be specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting) at least 48 hours before the time for holding the meeting at which the person named in the instrument proposes to vote; or

(b)
in the case of a poll taken more than 48 hours after it is demanded or in the case of an adjourned meeting to be held more than 48 hours after the time fixed for holding the original meeting, shall be deposited at the office (or at such other place as may be specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting) at least 24 hours before the time appointed for the taking of the poll or, as the case may be, the time fixed for holding the adjourned meeting; or

(c)
in the case of a poll which is not taken at the meeting at which it is demanded but is taken 48 hours or less after it is demanded, or in the case of an adjourned meeting to be held 48 hours or less after the time fixed for holding the original meeting, shall be delivered at the meeting at which the poll is demanded or, as the case may be, at the original meeting, to the chairman of the meeting or to the secretary or to any director or as directed at the meeting by the chairman of the meeting.

(2)
In the case of an instrument signed by an agent of a member who is not a corporation, there shall also be deposited, in the manner set out in paragraph (1) above, the authority under which the instrument is signed or an office copy of it or a copy of it certified in accordance with section 3 of the Powers of Attorney Act 1971.

(3)
In the case of an instrument signed by an officer or agent of a corporation, the directors may also require there to be deposited, in the manner set out in paragraph (1) above, the authority under which the instrument is signed, or a notarially certified copy of it, or such other authorities or documents as shall be specified in the notice of the relevant meeting or in any instrument of proxy issued by the Company in connection with the relevant meeting.

(4)
The board may decide, either generally or in any particular case, to treat an instrument of proxy or any of the documents required under paragraph (2) or (3) above as properly deposited for the purposes of this article if a copy of the instrument or other document is transmitted by facsimile process. Except as aforesaid, if the instrument of proxy and any of the documents required under paragraph (2) or (3) above are not deposited in the manner required above, the person named in the instrument of proxy shall not be entitled to vote in respect of the shares in question.

(5)
If two or more valid but differing instruments of proxy are deposited in respect of the same share for use at the same meeting or on the same poll, the one which is last deposited (regardless of its date or of the date of its execution) shall be treated as replacing and revoking the others as regards that share and if the Company is unable to determine which was last deposited, none of them shall be treated as valid in respect of that share.

65.	Notice of revocation of proxy

A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal, or revocation of the proxy or the authority under which the proxy was executed or (until entered in the register) the transfer of the share in respect of which the vote is given, provided no intimation in writing of the death, insanity, revocation or transfer was received at the office (or at such other place at which the instrument of proxy was duly deposited) up to six hours before the time fixed for holding the meeting or adjourned meeting (or, in the case of a poll, before the time appointed for the taking of the poll) at which the vote was given.

DIRECTORS

66.	Number of directors

Unless otherwise determined by an ordinary resolution of the Company, the directors (other than alternate directors) shall not be subject to any maximum but shall not be less than two in number.

67.	Directors need not be members

A director need not be a member of the Company.

68.	Age of directors

No person shall be disqualified from being appointed a director, and no director shall be required to vacate that office, by reason only of the fact that he has attained the age of seventy years or any other age nor shall it be necessary by reason of his age to give special notice of any resolution.

APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS

69.	Appointment of directors by the Company

(1)
Subject to the provisions of these articles, the Company may by ordinary resolution appoint any person who is willing to act to be a director, either to fill a vacancy or as an additional director, but so that the total number of directors shall not exceed any maximum number fixed by or in accordance with these articles.

(2)	No person (other than a director retiring by rotation or otherwise) shall be appointed or reappointed a director at any general meeting unless:

(a)	he is recommended by the board; or

(b)
not less than seven nor more than forty-two days before the date appointed for the meeting there has been given to the Company, by a member (other than the person to be proposed) entitled to vote at the meeting, notice of his intention to propose a resolution for the appointment of that person, stating the particulars which would, if he were so appointed, be required to be included in the Company’s register of directors and a notice executed by that person of his willingness to be appointed.

70.	Separate resolutions for appointment of each director

Every resolution of a general meeting for the appointment of a director shall relate to one named person and a single resolution for the appointment of two or more persons shall be void, unless a resolution that it shall be so proposed has been first agreed to by the meeting without any vote being cast against it.

71.	Other powers to appoint directors

(1)
Either the board or the Controlling Shareholder may appoint any person who is willing to act to be a director, either to fill a vacancy or by way of addition to the number of directors but so that the total number of directors shall not exceed any maximum number which may be fixed by or in accordance with these articles. Any director so appointed by the board shall retire from office at the next annual general meeting of the Company, but shall then be eligible for re-appointment.

(2)
Any such appointment by the Controlling Shareholder shall be made in writing signed by the Controlling Shareholder and, in the case of a body corporate which is a Controlling Shareholder, the signature of any officer or other duly appointed representative shall suffice. Any such appointment shall take effect when lodged at the office or produced at any meeting of the directors. Every director in office at the date of adoption of these articles shall be deemed to have been appointed pursuant to this article.

72.	Retirement of directors

(1)	At each annual general meeting any director who has been appointed by the board since the previous annual general meeting and any director selected to retire by rotation shall retire from office.

(2)
A retiring director shall be eligible for re-appointment and (unless he is removed from office or his office is vacated in accordance with these articles) shall retain office until the close of the meeting at which he retires or (if earlier) when a resolution is passed at that meeting not to fill the vacancy or to appoint another person in his place or the resolution to re-appoint him is put to the meeting and lost.

(3)
If at any meeting at which the appointment of a director ought to take place the office vacated by a retiring director is not filled up, the retiring director, if willing to act, shall be deemed to be re-appointed, unless at the meeting a resolution is passed not to fill the vacancy or to appoint another person in his place or unless the resolution to re-appoint him is put to the meeting and lost.

73.	Selection of directors to retire by rotation

(1)
Neither a director holding the office of chairman or chief executive nor a director appointed (or deemed to have been appointed) by a Controlling Shareholder under article 71 shall be subject to retirement by rotation and in selecting the directors who are to retire by rotation at an annual general meeting any such director and any director who has been appointed by the board since the previous annual general meeting shall be disregarded.

(2)
At each annual general meeting one-third of the directors who are subject to retirement by rotation or, if their number is not an integral multiple of three, the number nearest to one-third but not exceeding one-third, shall retire from office but so that if there are fewer than three directors who are subject to retirement by rotation, one shall retire.

(3)
The directors to retire by rotation at each annual general meeting shall include (so far as is necessary to obtain the number required) any director who wishes to retire and not to offer himself for re-election and otherwise shall be the directors who, at the date of the notice of the meeting, have been longest in office since their last appointment or re-appointment, but as between persons who became or were last re-appointed directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot.

(4)
The names of the directors to retire by rotation shall be stated in the notice of the annual general meeting or in any document accompanying the notice. The directors to retire on each occasion (both as to number and identity) shall be determined by the composition of the board at the start of business on the date of the notice convening the annual general meeting and no director shall be required to retire or be relieved from retiring by reason of any change in the number or identity of the directors after that time but before the close of the meeting.

74.	Removal of directors

(1)
The Company may by extraordinary resolution, or by ordinary resolution of which special notice has been given in accordance with the Statutes, remove any director before his period of office has expired notwithstanding anything in these articles or in any agreement between him and the Company.

(2)
The Controlling Shareholder may also remove any director. Any such removal shall be made in writing signed by the Controlling Shareholder and, in the case of a body corporate which is a Controlling Shareholder, the signature of any officer or other duly appointed representative shall suffice. Any such removal shall take effect when lodged at the office or produced at any meeting of the directors.

(3)	A director may also be removed from office by the service on him of a notice to that effect signed by all the other directors.

(4)	Any removal of a director under this article shall be without prejudice to any claim which such director may have for damages for breach of any agreement between him and the Company.

75.	Vacation of office of director

Without prejudice to the provisions of these articles for retirement or removal the office of a director shall be vacated:

(a)	if he is prohibited by law from being a director; or

(b)	if he becomes bankrupt or he makes any arrangement or composition with his creditors generally; or

(c)
if he is, or may be, suffering from mental disorder and in relation to that disorder either he is admitted to hospital for treatment or an order is made by a court (whether in the United Kingdom or elsewhere) for his detention or for the appointment of some person to exercise powers with respect to his property or affairs and, in either case, the board resolves that his office be vacated; or

(d)
if for more than six months he is absent (whether or not an alternate director attends in his place), without special leave of absence from the board, from meetings of the board held during that period and the board resolves that his office be vacated; or

(e)
if he serves on the Company notice of his wish to resign, in which event he shall vacate that office on the service of that notice on the Company or at such later time as is specified in the notice; or

(f)	if he is removed under article 74.

76.	Executive directors

(1)
The board may appoint one or more directors to hold any executive office under the Company (including that of chairman, chief executive or managing director) for such period (subject to the provisions of the Statutes) and on such terms as it may decide and may revoke or terminate any appointment so made without prejudice to any claim for damages for breach of any contract of service between the director and the Company.

(2)
The remuneration of a director appointed to any executive office shall be fixed by the board and may be by way of salary, commission, participation in profits or otherwise and either in addition to or inclusive of his remuneration as a director.

(3)
A director appointed to any executive office shall automatically cease to hold that office if he ceases to be a director but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

ALTERNATE DIRECTORS

77.	Power to appoint alternate directors

(1)
Each director may appoint another director or any other person who is willing to act as his alternate and may remove him from that office. The appointment as an alternate director of any person who is not himself a director shall be subject to the approval of a majority of the directors or a resolution of the board.

(2)
An alternate director shall be entitled to receive notice of, and to attend and vote at, any meeting of the board (or of a committee of which the director appointing him is a member) at which the director appointing him is not personally present and at the meeting to exercise and discharge all the functions, powers and duties of his appointor as a director and for the purposes of the proceedings at the meeting the provisions of these articles shall apply as if he were a director.

(3)
Every person acting as an alternate director shall (except as regards power to appoint an alternate and remuneration) be subject in all respects to the provisions of these articles relating to directors and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of the director appointing him. An alternate director may be paid expenses and shall be entitled to be indemnified by the Company to the same extent as if he were a director but shall not be entitled to receive from the Company any fee in his capacity as an alternate director.

(4)
Every person acting as an alternate director shall have one vote for each director for whom he acts as alternate, in addition to his own vote if he is also a director, but he shall count as only one for the purpose of determining whether a quorum is present.

(5)
Any person appointed as an alternate director shall vacate his office as alternate director if the director by whom he has been appointed vacates his office as director (otherwise than by retirement at a general meeting of the Company at which he is re-elected) or removes him by notice to the Company or on the happening of any event which, if he is or were a director, causes or would cause him to vacate that office.

(6)
Every appointment or removal of an alternate director shall be by notice in writing signed by the appointor (or in any other manner approved by the board) and shall be effective (subject to paragraph (1) above) on delivery at the office, to the secretary or at a meeting of the board.

REMUNERATION, EXPENSES AND PENSIONS

78.	Remuneration of directors

The directors (other than any director who for the time being holds an executive office or employment with the Company, any holding company of the Company or a subsidiary of the Company or any such holding company or any director appointed (or deemed to have been appointed) by a Controlling Shareholder under article 71(1)) shall be paid out of the funds of the Company by way of remuneration for their services as directors such fees not exceeding in aggregate US$1,000,000 per annum (or such larger sum as the Company may, by ordinary resolution, determine) as the directors may decide, to be divided among them in such proportion and manner as they may agree or, failing agreement, equally, except that any director who holds office for only part of a period in respect of which such remuneration is payable shall be entitled only to a proportion of such fees according to that part of the period during which he held office. Any fee payable under this article shall be distinct from any remuneration or other amounts payable to a director under other provisions of these articles and shall accrue from day to day.

79.	Special remuneration

(1)	The board may grant special remuneration to any director who performs any special or extra services to or at the request of the Company.

(2)
Such special remuneration may be paid by way of lump sum, salary, commission, participation in profits or otherwise as the board may decide in addition to any remuneration provided for by or pursuant to any other article.

80.	Expenses

A director shall be paid out of the funds of the Company all travelling, hotel and other expenses properly incurred by him in and about the discharge of his duties, including his expenses of travelling to and from meetings of the board, committee meetings, general meetings and separate meetings of the holders of any class of securities of the Company.

81.	Pensions and other benefits

The board may exercise all the powers of the Company to pay, provide or procure the grant of pensions or other retirement or superannuation benefits and death, disability or other benefits, allowances or gratuities to any person who is or has been at any time a director of the Company or in the employment or service of the Company or of any company which is or was a subsidiary of or associated with the Company or of the predecessors in business of the Company or any such subsidiary or associated company or the relatives or dependants of any such person. For that purpose the board may procure the establishment and maintenance of, or participate in, or contribute to, any non-contributory or contributory pension or superannuation fund, scheme or arrangement and pay any insurance premiums.

POWERS OF THE BOARD

82.	General powers of the board to manage Company’s business

(1)
The business of the Company shall be managed by the board which may exercise all the powers of the Company, subject to the provisions of the Statutes, the memorandum, these articles and any ordinary resolution of the Company. No resolution or alteration of the memorandum or these articles shall invalidate any prior act of the board which would have been valid if the resolution had not been passed or the alteration had not been made.

(2)	The powers given by this article shall not be limited by any special authority or power given to the board by any other article or any resolution of the Company.

83.	Power to act notwithstanding vacancy

The continuing directors or the sole continuing director at any time may act notwithstanding any vacancy in their number; but, if the number of directors is less than the minimum number fixed by or in accordance with these articles, they or he may act for the purpose of filling up vacancies or calling a general meeting of the Company, but not for any other purpose. If no director is able or willing to act, then any two members may summon a general meeting for the purpose of appointing directors.

84.	Provisions for employees

The board may exercise any of the powers conferred by the Statutes to make provision for the benefit of any persons employed or formerly employed by the Company or any of its subsidiaries in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or any of its subsidiaries.

85.	Power to borrow money

The board may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of its undertaking, property and assets (both present and future) and uncalled capital and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

DELEGATION OF BOARD’S POWERS

86.	Delegation to individual directors

The board may entrust to and confer upon any director any of its powers, authorities and discretions (with power to sub-delegate) on such terms and conditions as it thinks fit and may revoke or vary all or any of them, but no person dealing in good faith shall be affected by any revocation or variation.

87.	Committees

(1)
The board may delegate any of its powers, authorities and discretions (with power to sub-delegate) to any committee consisting of such person or persons (whether directors or not) as it thinks fit, provided that the majority of the members of the committee are directors and that no meeting of the committee shall be quorate for the purpose of exercising any of its powers, authorities or discretions unless a majority of those present are directors. The board may make any such delegation on such terms and conditions as it thinks fit and may revoke or vary any such delegation and discharge any committee wholly or in part, but no person dealing in good faith shall be affected by any revocation or variation. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations that may be imposed on it by the board.

(2)
The proceedings of a committee with two or more members shall be governed by any regulations imposed on it by the board and (subject to such regulations) by the provisions of these articles regulating the proceedings of the board so far as they are capable of applying.

88.	Local boards

(1)
The board may establish any local or divisional board or agency for managing any of the affairs of the Company whether in the United Kingdom or elsewhere and may appoint any persons to be members of a local or divisional board, or to be managers or agents, and may fix their remuneration.

(2)
The board may delegate to any local or divisional board, manager or agent any of its powers, authorities and discretions (with power to sub-delegate) and may authorise the members of any local or divisional board or any of them to fill any vacancies and to act notwithstanding vacancies.

(3)
Any appointment or delegation under this article may be made on such terms and subject to such conditions as the board thinks fit and the board may remove any person so appointed, and may revoke or vary any delegation, but no person dealing in good faith shall be affected by the revocation or variation.

89.	Powers of attorney

The board may by power of attorney or otherwise appoint any person to be the agent of the Company on such terms (including terms as to remuneration) as it may decide and may delegate to any person so appointed any of its powers, authorities and discretions (with power to sub-delegate). The board may remove any person appointed under this article and may revoke or vary the delegation, but no person dealing in good faith shall be affected by the revocation or variation.

DIRECTORS’ INTERESTS

90.	Directors’ interests and voting

(1)
Subject to the provisions of the Statutes a director shall not be disqualified by his office from entering into any contract with the Company, either with regard to his tenure of any office or position in the management, administration or conduct of the business of the Company or as vendor, purchaser or otherwise. Subject to the interest of the director being duly declared, a contract entered into by or on behalf of the Company in which any director is in any way interested shall not be liable to be avoided, nor shall any director so interested be liable to account to the Company for any benefit resulting from the contract, by reason of the director holding that office or of the fiduciary relationship established by his holding that office.

(2)
A director may hold any other office or place of profit with the Company (except that of auditor) in conjunction with his office of director for such period (subject to the provisions of the Statutes) and upon such terms as the board may decide and may be paid such extra remuneration for so doing (whether by way of salary, commission, participation in profits or otherwise) as the board may decide, either in addition to or in lieu of any remuneration under any other provision of these articles.

(3)
A director may be or become a member or director of, or hold any other office or place of profit under, or otherwise be interested in, any other company in which the Company may be interested and shall not be liable to account to the Company for any benefit received by him as a member or director of, or holder of any other office or place of profit under, or his other interest in, that company.

(4)
The board may cause the voting rights conferred by the shares in any other company held or owned by the Company or exercisable by them as directors of that other company to be exercised in such manner in all respects as it thinks fit (including the exercise of voting rights in favour of any resolution appointing the directors or any of them as directors or officers of the other company or voting or providing for the payment of any benefit to the directors or officers of the other company).

(5)
A director may act by himself or his firm in a professional capacity for the Company (except as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a director.

(6)
The board may purchase and maintain for or for the benefit of any person who holds or has at any time held a relevant office insurance against any liability incurred by him in respect of any act or omission in the actual or purported discharge of his duties or in the exercise or purported exercise of his powers or otherwise in relation to his holding of a relevant office; and for this purpose “relevant office” means that of director, officer, employee or auditor in relation to the Company or any company which is or was a subsidiary undertaking of or associated with the Company or any predecessor in business of the Company or any such subsidiary undertaking or associated company, or that of trustee of any pension fund or retirement, death or disability scheme for the benefit of any employee of the Company or any such subsidiary undertaking or associated company.

(7)
A director who to his knowledge is in any way, whether directly or indirectly, interested in a contract with the Company shall declare the nature of his interest at the meeting of the board at which the question of entering into the contract is first taken into consideration, if he knows his interest then exists, or in any other case at the first meeting of the board after he knows that he is or has become so interested. For the purposes of this article, a general notice given to the board by a director to the effect that:

(a)	he is a member of a specified company or firm and is to be regarded as interested in any other contract which may after the date of the notice be made with that company or firm; or

(b)	he is to be regarded as interested in any contract which may after the date of the notice be made with a specified person who is connected with him,

shall be deemed to be a sufficient declaration of interest under this article in relation to any such contract but no such notice shall be effective unless either it is given at a meeting of the board or the director takes reasonable steps to secure that it is brought up and read at the next board meeting after it is given.

(8)
A director shall not vote (or be counted in the quorum at a meeting) in respect of any resolution concerning his own appointment (including fixing or varying its terms), or the termination of his own appointment, as the holder of any office or place of profit with the Company or any other company in which the Company is interested but, where proposals are under consideration concerning the appointment (including fixing or varying its terms), or the termination of the appointment, of two or more directors to offices or places of profit with the Company or any other company in which the Company is interested, those proposals may be divided and a separate resolution may be put in relation to each director and in that case each of the directors concerned shall be entitled to vote (and be counted in the quorum) in respect of each resolution unless it concerns his own appointment or the termination of his own appointment.

(9)
Subject to paragraph (8) above and provided that he has disclosed any interest of his in accordance with paragraph (7) above, a director may vote (and be counted in the quorum at a meeting) in relation to any resolution relating to any contract in which he has an interest.

(10)	In this article references to a contract include references to any proposed contract and to any transaction or arrangement whether or not constituting a contract.

PROCEEDINGS OF THE BOARD

91.	Board meetings

The board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. A director at any time may, and the secretary at the request of a director at any time shall, summon a board meeting.

92.	Notice of board meetings

Notice of a board meeting shall be deemed to be properly given to a director if it is given to him personally or by word of mouth or sent in writing to him or by electronic means at his last known address or any other address given by him to the Company for this purpose. A director may waive notice of any meeting either prospectively or retrospectively.

93.	Quorum

The quorum necessary for the transaction of the business of the board may be fixed by the board and, unless so fixed at any other number, shall be two.

94.	Chairman or deputy chairman to preside

(1)	The board may appoint a chairman and one or more deputy chairman or chairmen and may at any time revoke any such appointment.

(2)
The chairman, or failing him any deputy chairman (the senior in office taking precedence, if more than one is present), shall, if present and willing, preside at all meetings of the directors but, if no chairman or deputy chairman has been appointed, or if he is not present within five minutes after the time fixed for holding the meeting or is unwilling to act as chairman of the meeting, the directors present shall choose one of their number to act as chairman of the meeting.

95.	Competence of meetings

A meeting of the board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the board.

96.	Voting

Questions arising at any meeting of the board shall be determined by a majority of votes. In the case of an equality of votes the chairman of the meeting shall have a second or casting vote.

97.	Telephone meetings

(1)	A meeting of the board may consist of a conference between directors some or all of whom are in different places provided that each director who participates is able:

(a)	to hear each of the other participating directors addressing the meeting; and

(b)	if he so wishes, to address all of the other participating directors simultaneously,

whether directly, by conference telephone or by any other form of communications equipment (whether in use when these articles are adopted or developed subsequently) or by a combination of such methods.

(2)	A quorum is deemed to be present if those conditions are satisfied in respect of at least the number of directors required to form a quorum, subject to the provisions of article 90(8).

(3)
A meeting held in this way is deemed to take place at the place where the largest group of participating directors is assembled or, if no such group is readily identifiable, at the place from where the chairman of the meeting participates.

98.	Resolutions in writing

A resolution in writing signed or approved by letter, facsimile, telegram or telex by all the directors entitled to notice of a meeting of the directors shall be as valid and effectual as if it had been passed at a meeting of the directors duly called and constituted. The resolution may be contained in one document or electronic communication or in several documents or electronic communications in like form, each signed or approved by one or more of the directors concerned. For the purpose of this article the signature or approval of an alternate director (if any) shall suffice in place of the signature of the director appointing him.

99.	Validity of acts of directors in spite of formal defect

All acts bona fide done by a meeting of the board, or of a committee, or by any person acting as a director or a member of a committee, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the board or committee or of the person so acting, or that they or any of them were disqualified or had vacated office or were not entitled to vote, be as valid as if every such person had been duly appointed and qualified to be a director and had continued to be a director or member of the committee and had been entitled to vote.

100.	Minutes

The board shall cause minutes to be made in books kept for the purpose:

(a)	of all appointments of officers made by the board;

(b)	of the names of all the directors present at each meeting of the board and of any committee; and

(c)	of all resolutions and proceedings of all meetings of the Company and of any class of members, and of the directors and of any committee.

SECRETARY AND OTHER OFFICERS

101.	Secretary

The secretary shall be appointed by the board for such term, at such remuneration and on such conditions as it thinks fit, and the board may remove from office any person so appointed (without prejudice to any claim for damages for breach of any contract between him and the Company).

102.	Other officers

(1)
The board may from time to time appoint any person to any honorary or executive office designated by it, including but not limited to the office of president, vice-president, chief financial officer and treasurer, for such term, at such remuneration (if any) and on such conditions as it thinks fit, and the board may remove from office any person so appointed (without prejudice to any claim for damages for breach of any contract between him and the Company).

(2)
A person appointed to any such office need not be a director and shall not, by reason of his holding that office, be deemed to be a director or other officer of the company for the purposes of the Statutes or any other provision of these articles.

SEAL

103.	Seal

(1)	The Company may exercise the powers conferred by the Statutes with regard to having official seals and those powers shall be vested in the board.

(2)	The board shall provide for the safe custody of every seal of the Company.

(3)
A seal shall be used only by the authority of the board or a duly authorised committee but that authority may consist of an instruction or approval given by letter, facsimile, telegram, telex, telephone or electronic means by a majority of the directors or of the members of a duly authorised committee.

(4)
The board may determine who shall sign any instrument to which a seal is applied, either generally or in relation to a particular instrument or type of instrument, and may also determine, either generally or in any particular case, that such signatures shall be dispensed with or affixed by some mechanical means.

(5)	Unless otherwise decided by the board:

(a)	certificates for shares, debentures or other securities of the Company issued under seal need not be signed; and

(b)	every other instrument to which a seal is applied shall be signed by at least one director and the secretary or by at least two directors.

DIVIDENDS

104.	Declaration of dividends by the Company

The Company may, by ordinary resolution, declare a dividend to be paid to the members, according to their respective rights and interests in the profits, and may fix the time for payment of such dividend, but no dividend shall exceed the amount recommended by the board.

105.	Fixed and interim dividends

The board may pay such interim dividends as appear to the board to be justified by the financial position of the Company and may also pay any dividend payable at a fixed rate at intervals settled by the board whenever the financial position of the Company, in the opinion of the board, justifies its payment. If the board acts in good faith, none of the directors shall incur any liability to the holders of shares conferring preferred rights for any loss they may suffer in consequence of the payment of an interim dividend on any shares having non-preferred or deferred rights.

106.	Calculation and currency of dividends

(1)	Except insofar as the rights attaching to, or the terms of issue of, any share otherwise provide:

(a)
all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purposes of this article as paid up on the share;

(b)	all dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; and

(c)	dividends may be declared or paid in any currency.

(2)
The board may agree with any member that dividends which may at any time or from time to time be declared or become due on his shares in one currency shall be paid or satisfied in another, and may agree the basis of conversion to be applied and how and when the amount to be paid in the other currency shall be calculated and paid and for the Company or any other person to bear any costs involved.

107.	Method of payment

(1)
The Company may pay any dividend or other sum payable in respect of a share in cash or by cheque, dividend warrant, or money order and may send the same by post to the registered address of the holder or in the case of joint holders to the registered address of that person whose name stands first in the register, or to such person and address as the holder or joint holders may direct in writing. Every cheque, warrant, or order is sent at the risk of the person or persons entitled to the money represented by it and shall be made payable to such person or persons or as he or they may direct in writing and the payment of the cheque, warrant or order shall be a good discharge to the Company.

(2)
In addition, any such dividend or other sum may be paid by any bank or other funds transfer system or by such other means and to or through such person as the holder or joint holders may direct in writing, and the Company shall have no responsibility for any sums lost or delayed in the course of any such transfer or when it has acted on any such direction.

(3)	Any joint holder or other person jointly entitled to any share may give an effective receipt for all dividends and other moneys paid in respect of the share.

(4)
Any dividend or other sum payable in respect of a share may be paid to a person or persons entitled by transmission to that share as if he or they were the holder or joint holders of that share and his address (or the address of the first named of two or more persons jointly entitled) noted in the register were the registered address.

108.	Dividends not to bear interest

No dividend or other moneys payable by the Company on or in respect of any share shall bear interest as against the Company unless otherwise provided by the rights attached to the share.

109.	Calls or debts may be deducted from dividends

The board may deduct from any dividend or other moneys payable to any person (either alone or jointly with another) on or in respect of a share all such sums as may be due from him (either alone or jointly with another) to the Company on account of calls or otherwise in relation to shares of the Company.

110.	Unclaimed dividends etc

All unclaimed dividends, interest or other sums payable may be invested or otherwise made use of by the board for the benefit of the Company until claimed. All dividends unclaimed for a period of twelve years after having become due for payment shall be forfeited and cease to remain owing by the Company. The payment of any unclaimed dividend, interest or other sum payable by the Company on or in respect of any share into a separate account shall not constitute the Company a trustee in respect of it.

111.	Uncashed dividends

If a cheque, warrant or order for a dividend or other sum payable in respect of a share sent by the Company to the person entitled to it is returned to the Company or left uncashed and, after reasonable enquiries, the Company is unable to establish any new address for that person or if such a cheque, warrant or order is returned to the Company or left uncashed on two consecutive occasions, the Company shall not be obliged to send any dividends or other sums payable in respect of that share due to that person until he notifies the Company of an address to be used for the purpose.

112.	Dividends in specie

(1)
With the sanction of an ordinary resolution of the Company and on the recommendation of the board payment of any dividend may be satisfied wholly or in part by the distribution of specific assets and in particular of paid up shares or debentures of any other company.

(2)
Where any difficulty arises in regard to the distribution, the board may settle the difficulty as it thinks fit and in particular may issue fractional certificates or ignore fractions, and may fix the value for distribution of the specific assets or any part of them, and may determine that cash payments be made to any members upon the footing of the value so fixed in order to secure equality of distribution, and may vest any of the specific assets in trustees upon such trusts for the persons entitled to the dividend as the board may think fit.

113.	Scrip dividends

(1)
The board may, if authorised by an ordinary resolution of the Company, offer any holders of ordinary shares the right to elect to receive further ordinary shares credited as fully paid, instead of cash in respect of all (or some part) of any dividend specified by the ordinary resolution (a “scrip dividend”) in accordance with the following provisions of this article.

(2)
So long as the ordinary shares are divided into A ordinary shares and B ordinary shares, the further ordinary shares offered to every A ordinary shareholder in respect of his holding of such shares shall be A ordinary shares and the further ordinary shares offered to every B ordinary shareholder in respect of his holding of such shares shall be B ordinary shares.

(3)	The ordinary resolution may specify a particular dividend (whether or not already declared) or may specify all or any dividends declared within a specified period.

(4)
The basis of allotment shall be decided by the board so that, as nearly as may be considered convenient, the value of the further ordinary shares, including any fractional entitlement, is equal to the amount of the cash dividend which would otherwise have been paid. The basis of allotment of A ordinary shares and B ordinary shares shall be the same.

(5)
For the purposes of paragraph (4) above the value of the further ordinary shares shall be calculated by reference to the closing market price for a fully paid ordinary share (or any certificate or depositary receipt representing or evidencing an entitlement to such a share), adjusted if necessary for the proposed dividend, on any stock exchange or other securities market on which those shares (or such certificates or receipts) are listed or regularly traded for the five business days immediately preceding or following the announcement of the cash dividend to which the scrip dividend relates, as the board may decide.

(6)	The board shall give notice to the ordinary shareholders of their rights of election in respect of the scrip dividend and shall specify the procedure to be followed in order to make an election.

(7)
The dividend or that part of it in respect of which an election for the scrip dividend is made shall not be paid and instead further ordinary shares shall be allotted in accordance with elections duly made and the board shall capitalise a sum equal to the aggregate nominal amount of the shares to be allotted out of such sums available for the purpose as the board may consider appropriate.

(8)
The further ordinary shares so allotted shall rank pari passu in all respects with the fully paid ordinary shares (or ordinary shares of the relevant class) then in issue except as regards participation in the relevant dividend.

(9)
The board may decide that the right to elect for any scrip dividend shall not be made available to shareholders resident in any territory where, in the opinion of the board, compliance with local laws or regulations would be unduly onerous.

(10)
The board may do all acts and things considered necessary or expedient to give effect to the provisions of a scrip dividend election and the issue of any ordinary shares in accordance with the provisions of this article, and may make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions under which, in whole or in part, the benefit of fractional entitlements accrues to the Company rather than to the members concerned). To the extent that the entitlement of any holder of ordinary shares in respect of any dividend is less than the value of one new ordinary share (as determined for the basis of any scip dividend) the board may also from time to time establish or vary a procedure for such entitlement to be accrued and aggregated with any similar entitlement for the purposes of any subsequent scrip dividend.

(11)
The board may from time to time establish or vary a procedure for election mandates, under which a holder of ordinary shares may, in respect of any future dividends for which a right of election pursuant to this article is offered, elect to receive ordinary shares in lieu of such dividend on the terms of such mandate.

(12)
The board shall not make a scrip dividend available unless the Company has sufficient unissued shares and undistributed profits or reserves to give effect to elections which could be made to receive that scrip dividend.

CAPITALISATION OF RESERVES

114.	Capitalisation of reserves

(1)	The board may, with the authority of an ordinary resolution of the Company (but subject to article 3 so long as the ordinary shares are divided into A ordinary shares and B ordinary shares):

(a)
resolve to capitalise any sum standing to the credit of any reserve account of the Company (including share premium account and capital redemption reserve) or any sum standing to the credit of profit and loss account not required for the payment of any preferential dividend (whether or not it is available for distribution); and

(b)
appropriate that sum as capital to the ordinary shareholders in proportion to the nominal amount of the ordinary share capital held by them respectively and apply that sum on their behalf in paying up in full any unissued shares or debentures of the Company of a nominal amount equal to that sum and allot the shares or debentures credited as fully paid to those members, or as they may direct, in those proportions or in paying up the whole or part of any amounts which are unpaid in respect of any issued shares in the Company held by them respectively, or otherwise deal with such sum as directed by the resolution provided that the share premium account and the capital redemption reserve and any sum not available for distribution in accordance with the Statutes may only be applied in paying up unissued shares to be allotted credited as fully paid up.

(2)
Where any difficulty arises in respect of any distribution of any capitalised reserve or other sum, the board may settle the difficulty as it thinks fit and in particular may make such provisions as it thinks fit in the case of shares or debentures becoming distributable in fractions (including provisions under which, in whole or in part, the benefit of fractional entitlements accrues to the Company rather than the members concerned) or ignore fractions and may fix the value for distribution of any fully paid up shares or debentures and may determine that cash payments be made to any members on the footing of the value so fixed in order to secure equality of distribution, and may vest any shares or debentures in trustees upon such trusts for the persons entitled to share in the distribution as the board may think fit.

(3)
The board may also authorise any person to sign on behalf of the persons entitled to share in the distribution a contract for the acceptance by those persons of the shares or debentures to be allotted to them credited as fully paid under a capitalisation and any such contract shall be binding on all those persons.

115.	Capitalisation of reserves - employees’ share schemes

(1)	This article (which is without prejudice to the generality of the provisions of the immediately preceding article) applies:

(a)	where a person is granted pursuant to an employees’ share scheme a right to subscribe for shares in the Company in cash at a subscription price less than their nominal value; and

(b)
where, pursuant to an employees’ share scheme, the terms on which any person is entitled to subscribe in cash for shares in the Company are adjusted as a result of a capitalisation issue, rights issue or other variation of capital so that the subscription price is less than their nominal value.

(2)	In any such case the board:

(a)
shall transfer to a reserve account a sum equal to the deficiency between the subscription price and the nominal value of the shares (the “cash deficiency”) from the profits or reserves of the Company which are available for distribution and not required for the payment of any preferential dividend; and

(b)	(subject to paragraph (4) below) shall not apply that reserve account for any purpose other than paying up the cash deficiency upon the allotment of those shares.

(3)
Whenever the Company is required to allot shares pursuant to such a right to subscribe, the board shall (subject to the Statutes) appropriate to capital out of the reserve account an amount equal to the cash deficiency applicable to those shares, apply that amount in paying up the deficiency on the nominal value of those shares and allot those shares credited as fully paid to the person entitled to them.

(4)
If any person ceases to be entitled to subscribe for shares as described above, the restrictions on the reserve account shall cease to apply in relation to such part of the account as is equal to the amount of the cash deficiency applicable to those shares.

(5)
No right shall be granted under any employees’ share scheme under paragraph (1)(a) and no adjustment shall be made as mentioned in paragraph (1)(b) unless there are sufficient profits or reserves of the Company available for distribution and not required for the payment of any preferential dividend to permit the transfer to a reserve account in accordance with this article of an amount sufficient to pay up the cash deficiency applicable to the shares concerned.

RECORD DATES

116.	Fixing of record dates

(1)
Notwithstanding any other provision of these articles, but without prejudice to any rights attached to any shares, the Company or the board may fix a date as the record date by reference to which a dividend will be declared or paid or a distribution, allotment or issue made, and that date may be before, on or after the date on which the dividend, distribution, allotment or issue is declared, paid or made.

(2)
In the absence of a record date being fixed, entitlement to any dividend, distribution, allotment or issue shall be determined by reference to the date on which the dividend is declared or the distribution, allotment or issue is made.

ACCOUNTS

117.	Accounting records

(1)	The board shall cause accounting records of the Company to be kept in accordance with the provisions of the Statutes.

(2)	No member (as such) shall have any right of inspecting any account, book or document of the Company, except as conferred by law or authorised by the board or by any ordinary resolution of the Company.

(3)	The Company may send summary financial statements to members instead of copies of its full accounts and reports.

NOTICES

118.	Notices to be in writing

(1)
Any notice to be served on or given to any person or by any person pursuant to these articles shall be in writing or, subject to paragraph (2), contained in an electronic communication except where otherwise expressly stated. The signature on any notice given by the Company may be printed or reproduced by mechanical means.

(2)
The board may from time to time specify the form and manner in which a notice may be given to the Company by electronic means, including one or more addresses for the receipt of an electronic communication and may prescribe such procedure as it thinks fit for verifying the authenticity or integrity of any such electronic communication. A notice may be given to the Company by electronic means only if it is given in accordance with the requirements specified by the board.

119.	Service of notices

(1)
A notice in writing, document or other communication may be served by the Company on any member either personally or by sending it through the post addressed to the member at his registered address or by leaving it at that address addressed to the member or by any other means authorised by the member concerned.

(2)
Subject to the Statutes, a notice, document or other communication may be given by the Company to any member by electronic means to such address as may from time to time be authorised by the member concerned or by publishing it on a website and notifying the member concerned, in such a manner as he may from time to time authorise, that it has been so published.

(3)
In the case of joint holders of a share service or delivery of any notice or other document on or to the joint holder who is named first in the register in respect of the joint holders shall be sufficient service on or delivery to all the holders of the share.

120.	Notice by advertisement

If at any time by reason of the suspension or curtailment of postal services within the United Kingdom or any other territory the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a notice advertised in at least one newspaper circulating in the relevant territory. In any such case the Company shall send confirmatory copies of the notice by post if at least six clear days before the meeting the posting of notices to addresses throughout the United Kingdom or other relevant territory again becomes practicable.

121.	Evidence of service

(1)
Any notice in writing, document or other communication, if served by first class post within the United Kingdom, shall be deemed to have been served on the day following that on which the envelope containing it is put into the post, or, if served by airmail on a person with an address outside the United Kingdom, shall be deemed to have been served on the third day following that on which the envelope containing it was put into the post and in proving such service it shall be sufficient to prove that the letter, envelope or wrapper containing the notice or document was properly addressed, prepaid and put into the post.

(2)
Any notice in writing, document or other communication not sent by post but left at a registered address or address for service shall be deemed to have been served or delivered on the day it was so left.

(3)
Any notice, document or other communication, if sent by electronic means (including through any relevant system), shall be deemed to have been given on the day following that on which the electronic communication was sent by or on behalf of the Company.

(4)
Where notice is given by way of newspaper advertisement, such notice shall be deemed to have been duly served on each member or person entitled to receive it at noon on the day when the advertisement appears or, if it appears on different days, at noon on the first of the days when the advertisement appears.

(5)
A member present, either in person or by proxy, at any meeting of the Company or class of members of the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which the meeting was convened.

(6)
Every person who becomes entitled to a share shall be bound by every notice in respect of that share which before his name is entered in the register was given to the person from whom he derives his title to the share.

122.	Record date for service

Any notice or other document may be served or delivered by the Company by reference to the register as it stands at any time not more than 15 days before the date of service or delivery. No change in the register after that time shall invalidate that service or delivery.

123.	Service of notice on person entitled by transmission

Where a person is entitled by transmission to a share, any notice or other document shall be served upon or delivered to him, as if he were the holder of that share and his address noted in the register were his registered address. In any other case, any notice or other document served on or delivered to any member pursuant to these articles shall, notwithstanding that the member is then dead or bankrupt or that any other event giving rise to the transmission of the share by operation of law has occurred and whether or not the Company has notice of the death, bankruptcy or other event, be deemed to have been properly served or delivered in respect of any share registered in the name of that member as sole or joint holder.

124.	Returned notices

A member shall not be entitled to receive any communication from the Company if two consecutive communications addressed to him, and properly served under these articles, have been returned to the Company undelivered but he shall again become entitled to receive communications following written notice from him to the Company of a new or corrected registered address. For the purposes of this article, references to a communication include (without limitation) notices of general meetings and any cheque or other instrument of payment; but nothing in this article shall entitle the Company to cease sending any cheques, warrants or orders for dividends or other monies payable in respect of shares, unless it is so entitled under article 110.

DESTRUCTION OF DOCUMENTS

125.	Destruction of documents

(1)	The board may authorise or arrange the destruction of documents held by the Company as follows:

(a)
at any time after the expiration of six years from the date of registration, all instruments of transfer of shares and all other documents transferring or purporting to transfer shares or representing or purporting to represent the right to be registered as the holder of shares on the faith of which entries have been made in the register;

(b)	at any time after the expiration of one year from the date of cancellation, all registered share certificates which have been cancelled;

(c)	at any time after the expiration of two years from the date of recording them, all dividend mandates and notifications of change of address; and

(d)	at any time after the expiration of one year from the date of actual payment, all paid dividend warrants and cheques.

(2)	It shall conclusively be presumed in favour of the Company that:

(a)	every entry in the register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made;

(b)	every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered;

(c)	every share certificate so destroyed was a valid certificate duly and properly cancelled;

(d)	every other document mentioned in paragraph (1) above so destroyed was a valid and effective document in accordance with the particulars of it recorded in the books and records of the Company; and

(e)	every paid dividend warrant and cheque so destroyed was duly paid.

(3)
The provisions of paragraph (2) above shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties to it) to which the document might be relevant.

(4)
Nothing in this article shall be construed as imposing on the Company or the board any liability in respect of the destruction of any document earlier than as stated in paragraph (1) above or in any other circumstances in which liability would not attach to the Company or the board in the absence of this article.

(5)	References in this article to the destruction of any document include references to its disposal in any manner.

WINDING UP

126.	Powers to distribute in specie

If the Company is in liquidation, the liquidator may, with the sanction of an extraordinary resolution of the Company and any other sanction required by the Statutes:

(a)
divide among the members in specie the whole or any part of the assets of the Company and, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members; or

(b)
vest the whole or any part of the assets in trustees upon such trusts for the benefit of members as the liquidator, with the like sanction, shall think fit but no member shall be compelled to accept any assets upon which there is any liability.

INDEMNITY

127.	Indemnity of officers

Subject to the provisions of and to the extent permitted by the Statutes, but without prejudice to any indemnity to which a director or other officer may otherwise be entitled, every director or other officer (excluding an auditor) of the Company may be indemnified out of the assets of the Company against all liabilities incurred by him in the actual or purported execution or discharge of his duties or the exercise or purported exercise of his powers or otherwise in relation to or in connection with his duties, powers or office but:

(a)	such indemnity shall not apply to any liability to the extent that it is recovered from any other person; and

(b)
such indemnity is subject to such officer taking all reasonable steps to effect such recovery, to the intent that the indemnity shall not apply where an alternative right of recovery is available and capable of being enforced.

* * * * * *